Exhibit 3.2

Dated: 18 January 2016

(1)	1922859 Alberta ULC

(2)	Brookfield Private Equity Group Holdings L.P.

LIMITED PARTNERSHIP AGREEMENT

In respect of

Brookfield Business Partners L.P.

THIS LIMITED PARTNERSHIP AGREEMENT of Brookfield Business Partners L.P. (PARTNERSHIP) dated 18 January 2016 is made

BETWEEN:

(1)                                 1922859 Alberta ULC, a company incorporated under the laws of Alberta, having its registered office at 4600 Eighth Avenue Place E., 252- 8th Avenue SW, Calgary, Alberta T29 1G1 (General Partner); and

(2)                                 Brookfield Private Equity Group Holdings L.P., a partnership formed under the laws of Manitoba having its registered office at c/o Aikins, MacAulay & Thorvaldson LLP, 30th Floor, 360 Main Street, Winnipeg, Manitoba, Canada, R3C 4G1 (Initial Limited Partner).

NOW THEREFORE the General Partner and the Initial Limited Partner (collectively, Partners) hereby agree as follows:

1.                                      FORMATION

The Partnership is formed pursuant to the Bermuda Limited Partnership Act 1883, the Bermuda Partnership Act 1902, and the Bermuda Exempted Partnership Act 1992 (Acts).

2.                                      CERTIFICATE OF PARTICULARS OF A LIMITED PARTNERSHIP: CERTIFICATE OF PARTICULARS OF AN EXEMPTED PARTNERSHIP.

The General Partner shall file a Certificate of Particulars of a Limited Partnership and a Certificate of Particulars of an Exempted Partnership and the Partners shall take such further action as shall be appropriate to comply with all requirement of the formation and operation of a limited partnership in Bermuda, and all other jurisdictions where the Partnership may elect to do business.

3.                                      NAME

The name of the Partnership is “Brookfield Business Partners L.P.”. The General Partner shall have the power to change the name of the Partnership and shall give prompt notice of any such change to each Partner.

4.                                      CHARACTER OF BUSINESS

The primary purpose of this Partnership is to purchase, hold dispose of or otherwise deal with investments for its own account and to engage in or participate in any other lawful activities which exempted, limited partnerships formed in Bermuda may engage in and to engage in any other business or activity that now or hereafter may be necessary, incidental, proper, advisable or convenient to accomplish the foregoing purpose and that is not forbidden by the law of the jurisdiction in which the Partnership engages in that business. The Partnership may also engage in or participate in any other lawful activities which exempted limited partnerships formed in Bermuda may engage or participate.

5.                                      REGISTERED OFFICE

The registered office and principal place of business of the Partnership is 73 Front Street, 5th Floor, Hamilton HM12, Bermuda, or at such place as may be designated by the General Partner.

6.                                      RESIDENT REPRESENTATIVE

The resident representative of the Partnership shall be Jane Sheere of 73 Front Street, 5th Floor, Hamilton HM12, Bermuda, or such other person as may be appointed by the General Partner.

7.                                      CAPITAL

All interests in the Partnership shall be expressed in units of participation or fractions thereof (Units). The General Partner shall contribute US$100.00 to the capital of the Partnership in exchange for 4 general partnership Units and the Initial Limited Partner shall contribute US$900.00 to the capital of the Partnership in exchange for 36 limited partnership Units. No additional capital contributions by the Partners are required, or without the consent of the General Partner, permitted.

8.                                      WITHDRAWALS: RETURN OF CAPITAL

The Initial Limited Partner may withdraw from the Partnership upon the admission of the additional limited partners to the Partnership, and upon such withdrawal, its capital contribution shall be returned. The General Partner shall have no right to withdraw from the Partnership.

9.                                      ADMISSION OF ADDITIONAL LIMITED PARTNERS

Additional limited partners (Additional Limited Partners) may be admitted to the Partnership by the General Partner, in its sole discretion. The prior consent of existing Limited Partners shall not be required to admit Additional Limited Partners and the admission of Additional Limited Partners shall not dissolve the Partnership.

10.                               NO ASSIGNMENT

No Partner may pledge, sell, assign or otherwise transfer its interest in the Partnership without the consent of the General Partner.

11.                               TERM: DISSOLUTION: CONTINUATION OF PARTNERSHIP

The term of the Partnership shall commence on the date of registration of the Certificates, and shall continue until terminated by the first to occur of:

11.1                        an election to terminate the Partnership by the General Partner;

11.2                        the mutual agreement of the Partners; or

11.3                        the bankruptcy, or dissolution of the General Partner.

12.                               MANAGEMENT

12.1                        The General Partner may act for the Partnership in all matters.

12.2                        The General Partner shall have full and complete charge of the management and control of the Partnership’s business and its assets, subject to the terms and conditions of this Agreement.

13.                               AMENDMENTS

The General Partner may make any amendment, supplement, discharge, alteration or modification (Alteration) of or to this Agreement to reflect transfers of interests by Partners or Additional Limited Partners, the admission of substitute or new Additional Limited Partners, the substitution or addition of a General Partner, or the modification of the interests of the Partners or Additional Limited Partners. Any other provision of this Agreement may be amended, supplemented, altered, or discharged, and any provision hereof modified or waived, only by an instrument in writing signed by the General Partner; provided, however that if such Alteration has a material adverse effect on the rights or interests of any Partner or Additional Limited Partner, such Alteration shall be made only with the written consent of such Partner or Additional Limited Partner. No waiver of any provision hereof by any party hereto shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party.

14.                               POWER OF ATTORNEY

The Initial Limited Partner hereby irrevocably constitutes and appoints the General Partner or its designees its true and lawful attorney, in its name, place and stead to make, execute, acknowledge and file with the appropriate authority:

14.1                        any certificates and other instruments which may be required from time to time to be filed by the Partnership under the laws of Bermuda or any other governmental authority having jurisdiction or which the General Partner shall deem advisable, in its sole discretion, to file;

14.2                        any certificates or other instruments amending or modifying certificates or instruments of the Partnership to evidence any changes therein provided for herein;

14.3                        any certificates or other instruments which may be required to effectuate the dissolution and termination of the Partnership; and

14.4                        any amendments to this Limited Partnership Agreement which the General Partner is authorised to make in accordance with the provisions of this Limited Partnership Agreement.

It being expressly understood and intended by such Limited Partner that such power of attorney is coupled with an interest. The foregoing power of attorney shall be irrevocable.

15.                               COUNTERPARTS

This Agreement may be executed in counterparts and it shall not be necessary that each counterpart be signed by each party hereto so long as each party shall have executed and delivered a counterpart.

16.                               GOVERNING LAW

This Agreement shall be governed by and construed and enforced in accordance with the laws in Bermuda.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Limited Partnership Agreement as of the date first above written.

SIGNED by A.J. Silber	)

for and on behalf of the General	)	/s/: A.J. Silber
Partner	)
GENERAL PARTNER

1922859 Alberta ULC
SIGNED by Aaron Kline	)

for and on behalf of Brookfield	)
Private Equity Inc., as the general
partner of the Initial Limited Partner	)	/s/: Aaron Kline

INITIAL LIMITED PARTNER

Brookfield Private Equity Group Holdings L.P.,
acting by its general partner Brookfield Private Equity Inc.